Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-233255 on Form S-3 and Registration Statement No. 333-127531 on Form S-8 of our reports dated March 16, 2021, relating to the financial statements of CIM Commercial Trust Corporation and the effectiveness of CIM Commercial Trust Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche, LLP

Los Angeles, California
March 16, 2021